UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

600 17th St., Ste 2800 South, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2026, certain wholly-owned subsidiaries (collectively the “Sellers”) of Selectis Health, Inc. (the “Company”) GLOBAL ABBEVILLE PROPERTY, LLC and DODGE NH, LLC, each a Georgia limited liability company, consummated a definitive Purchase and Sale Agreement (“PSA”) with GA SNF ABBEVILLE GA LLC and GA SNF EASTMAN GA LLC, both limited liability companies (“Purchaser”) Pursuant to the PSA, each Seller agreed to sell substantially all of the real and personal property owned by each ( the “Disposition”), namely the skilled nursing facilities located at (i) 206 Main Street E., Abbeville, Georgia, upon which is located that certain 101-bed skilled nursing facility commonly known as “Glen Eagle Healthcare and Rehab” (the “Glen Eagle Facility”), and (ii) 556 Chester Highway, Eastman Georgia, upon which is located that certain 100-bed skilled nursing facility commonly known as “Eastman Healthcare and Rehab” (the “Eastman Facility” and together with the Sparta Facility, the “Facilities”).

The purchase price to be paid by Purchaser for the two (2) Facilities under the PSA. was an aggregate of $15.7 million, subject to certain prorations, holdbacks and adjustments customary in transactions of this nature. Net proceeds received at closing, after payment of mortgage debt and other liabilities, were approximately $9 million excluding $1.57 million of escrows established at closing, which may be released to Sellers in the future unless Purchaser asserts claims for indemnity under the PSA. The Sellers retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date).

Concurrently with the consummation of the PSA, the controlled lease operators of the Facilities (“Old Operators”) consummated an Operations Transfer Agreement (“OTA”) with controlled subsidiaries of the Purchasers (“New Operators”) under which all assets and operations of Old Operators were transferred to New Operators. No additional or separate consideration was paid by New Operators for the assets and operations so assigned.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Disposition, the repayment of the mortgage loan using a portion of the net proceeds received in connection with the Disposition and the return of a previously received deposit on the assets sold, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information (“Pro Forma Information”) is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

●	Unaudited pro forma condensed consolidated balance sheet at December 31, 2025 (to be filed by amendment)

●	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 (to be filed by amendment)

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of March 5, 2026 (incorporated by reference from the Company’s Current Report on Form 8K dated March 5, 2026 and filed with the SEC on March 9, 2026). as amended on April 21, 2026 and further amended on April 27, 2026 by and among certain subsidiaries of Selectis Health, Inc., as Sellers, and GA SNF ABBEVILLE GA LLC and GA SNF EASTMAN GA LLC, as Purchasers.

10.2	First Amendment to Purchase and Sale Agreement and Acknowledgement dated April 21, 2026 by and among (i) Global Abbeville Property, LLC and Dodge NH, LLC, each a Georgia limited liability company (collectively, “Sellers”), and (ii) GA SNF Abbeville GA LLC and GA SNF Eastman GA LLC, each a Delaware limited liability company (collectively, “Purchasers”).

10.3	Second Amendment to Purchase and Sale Agreement dated Arpil 27, 2026 by and among (i) Global Abbeville Property, LLC and Dodge NH, LLC, each a Georgia limited liability company (collectively, “Sellers”), and (ii) GA SNF Abbeville GA LLC and GA SNF Eastman GA LLC, each a Delaware limited liability company (collectively, “Purchasers”).

10.4	Operations Transfer Agreement dated as of March 5, 2026 (incorporated by reference from the Company’s Current Report on Form 8K dated March 5, 2026 and filed with the SEC on March 9, 2026).

10.5	Assignment and Assumption of Purchase Agreement dated April 21, 2026 by and between Abbeville Crossing of Journey Propco LLC and Eastman Trails of Journey Propco LLC, each a Georgia limited liability company (individually and collectively, “Assignor”) and GA SNF Abbeville GA LLC and GA SNF Eastman GA LLC, each a Delaware limited liability company (together with their successors and assigns, collectively, the “Assignee”).

99.1	Unaudited Pro Forma Financial Information of Selectis Health, Inc.(to be filed by amendment)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated:	May 7, 2026	/s/ Adam Desmond
Adam Desmond CEO